INTERNATIONAL FRONTIER RESOURES LTD.
LETTERHEAD

February 6, 1998

TO: PACIFIC ROYAL VENTURES

RE: TULITA DISTRICT LAND CORPORATION, FORT NORMAN - N.W.T.

Pursuant to the terms and conditions of our letter agreement dated April 30, 1997 ("First Right of Refusal") and pursuant to Clause 11.01 ("Area of Mutual Interest") of our Joint Venture Agreement dated October 21, 1997, International Frontier Resources Ltd. hereby offers to Pacific the right to participate in the acquisition of the Tulita District's Freehold lands under the following terms and conditions:

CONDITIONS:	Pacific agrees to the terms and conditions contained in the Freehold Lease and Grant, Surface Access and Benefits Agreements entered into between Frontier and the Tulita District Land Corporation
OFFER:	PACIFIC TO PAY 25% OF THE COSTS SET FORTH BELOW TO EARN A 20% WORKING INTEREST IN THE FREEHOLD LEASES:
	GROSS AMOUNT	NET AMOUNT
OPTION PAYMENT LEASE COSTS:	$125,000	$31,250
April 30, 1998	$125,000	$31,250
April 30, 1999	$125,000	$31,250
April 30, 2000	$125,000	$31,250
TDL ACCESS AGREEMENT	$ 50,000	$12,500
LEGAL FEES	$ 15,000	$ 3,750
WORKING INTEREST:	20%

ENCUMBRANCES:	15% Lessor G.O.R. 1% NET G.O.R. to IFR
WORK PROGRAM:	Pacific to pay 25% of the first $1 million spent on seismic covering the TDL Freehold leases to earn a 20% working interest.

/s/ "Harry Chew"

Pacific Royal Ventures

/s/ "Pat Boswell"

International Frontier Resources Ltd.